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                                                                Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
                             SUB-ADVISORY CONTRACT

     This Amendment dated as of January 23, 2012, amends the Sub-Advisory Contract (the "Contract"), dated June 1, 2010, by and among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Asset Management Deutschland GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Senior Secured Management, Inc. and Invesco Canada Ltd. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

     WHEREAS, the parties agree to amend the Agreement to (i) change the name of Invesco California Insured Municipal Income Trust, Invesco Insured California Municipal Securities, Invesco Insured Municipal Bond Trust, Invesco Insured Municipal Income Trust, Invesco Insured Municipal Securities and Invesco Insured Municipal Trust to Invesco California Municipal Income Trust, Invesco California Municipal Securities, Invesco Value Municipal Bond Trust, Invesco Value Municipal Income Trust, Invesco Value Municipal Securities and Invesco Value Municipal Trust, respectively, and to (ii) remove Invesco Prime Income Trust;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit I to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT I

                                     FUNDS

Invesco  California  Insured  Municipal  Income  Trust
Invesco  California  Quality  Municipal  Securities
Invesco  Insured  California  Municipal  Securities
Invesco  Insured  Municipal  Bond  Trust
Invesco  Insured  Municipal  Income  Trust
Invesco  Insured  Municipal  Securities
Invesco  Insured  Municipal  Trust
Invesco  Municipal  Income  Opportunities  Trust
Invesco  Municipal  Income  Opportunities  Trust  II
Invesco  Municipal  Income  Opportunities  Trust  III
Invesco  Municipal  Premium  Income  Trust
Invesco  New  York  Quality  Municipal  Securities
Invesco  Prime  Income  Trust
Invesco  Quality  Municipal  Income  Trust
Invesco  Quality  Municipal  Investment  Trust
Invesco  Quality  Municipal  Securities"

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                                   EXHIBIT II

                           ADDRESSES OF SUB-ADVISERS

Invesco Asset Management Deutschland GmbH
An der Welle 5, 1st Floor
Frankfurt, Germany 60322

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco  Asset  Management  (Japan)  Limited
25th  Floor,  Shiroyama  Trust  Tower
3-1,  Toranoman  4-chome,  Minato-Ku
Tokyo,  Japan  105-6025

Invesco  Australia  Limited
333  Collins  Street,  Level  26
Melbourne  Victoria  3000,  Australia

Invesco Hong Kong Limited
32nd Floor
Three Pacific Place
1 Queen's Road East
Hong Kong

Invesco  Senior  Secured  Management,  Inc.
1166  Avenue  of  the  Americas,  27th  Floor
New  York,  NY  10036
USA

Invesco  Canada  Ltd.
5140  Yonge  Street
Suite  900
Toronto,  ON,  M2N  6X7

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     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                             INVESCO ADVISERS, INC.

                                             Adviser

                                             BY: /s/ Todd L. Spillane
                                                 -----------------------------
                                                 NAME: Todd L. Spillane
                                                 TITLE: Senior Vice President

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INVESCO ASSET MANAGEMENT                    INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH                            LIMITED

Sub-Adviser                                 Sub-Adviser

By: --------------------------------        By: -------------------------------

Name: ------------------------------        Name: -----------------------------

Title: -----------------------------        Title: ----------------------------

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED    INVESCO AUSTRALIA LIMITED

Sub-Adviser                                 Sub-Adviser

By: -------------------------------         By: -------------------------------

Name: -----------------------------         Name: -----------------------------

Title: ----------------------------         Title: ----------------------------

INVESCO HONG KONG LIMITED                   INVESCO SENIOR SECURED MANAGEMENT,
                                            INC.

Sub-Adviser                                 Sub-Adviser

By: ------------------------------          By: -------------------------------

Name: ----------------------------          Name: -----------------------------

Title: ---------------------------          Title: ----------------------------

INVESCO CANADA LTD.

Sub-Adviser

By: ------------------------------

Name: ----------------------------

Title: ---------------------------

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